Exhibit 32

Certification Accompanying Form 10-K Report
of
XL Capital Ltd
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Chapter 63, Title 18 U.S.C. Section 1350(a) and (b))

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. ss.ss. 1350(a) and (b)), each of the undersigned hereby certifies that the Annual Report on Form 10-K for the period ended December 31, 2009 of XL Capital Ltd (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 1, 2010

/s/ Michael S. McGavick

MICHAEL S. McGAVICK
CHIEF EXECUTIVE OFFICER AND DIRECTOR
XL CAPITAL LTD

Dated: March 1, 2010

/s/ Simon D. Rich

SIMON D. RICH
SENIOR VICE PRESIDENT AND
INTERIM CHIEF FINANCIAL OFFICER
XL CAPITAL LTD

          A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to XL Capital Ltd and will be retained by XL Capital Ltd and furnished to the Securities and Exchange Commission or its staff upon request.